UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 29, 2020

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	GRMC	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.

On June 11, 2021, the Registrant issued the attached news release entitled “Goldrich Mining Releases Initial Assessment Report”, wherein the Company reported the results of the independent Initial Assessment Report (the “IA”) for the Company’s Chandalar Mine in the Chandalar Gold District in Alaska. The IA was prepared by Global Resources Engineering (“GRE”), a widely-respected mining engineering firm in Denver, Colorado.

Highlights – At $1,650 Base Case Gold Price:

•After-tax Net Present Value (NPV) (5%) of $64 million and Internal Rate of Return (IRR) of 139%

•$25 million in Undiscounted After-tax Net Cash Flow (NCF) generated by year two and $72 million generated in total.

•All-in sustaining costs of $799 per ounce of gold (Au)

•After-tax payback period of 1.3 years after start of commercial production

•Initial mine life of 7 years with significant potential to extend lifespan

•Project also includes extensive additional upside with higher gold price and resource growth potential

Due to new amendments recently adopted by the SEC to modernize property disclosure requirements for mining registrants, the preparation of the IA allows Goldrich to disclose Measured, Indicated, and Inferred resources for the first time.

Key Economic Results

Key Economic Results of the IA with a summarized gold price sensitivity analysis are as follows:

Parameter	Base Case $1,650 Gold	Gold Price Sensitivity Analysis
		$1,500	$2,000	$2,500
Undiscounted Pre-Tax Net Cash Flow:	$75 million	$57 million	$116 million	$175 million
After-tax NPV@5%(1):	$64 million	$50 million	$92 million	$129 million
After-tax IRR(1):	139%	112%	195%	275%
Undiscounted After-tax Net Cash Flow(1):	$72 million	$57 million	$103 million	$145 million
After-tax Payback Period (years):	1.3	1.44	1.19	1.1
All-in Sustaining Costs:	$799/Au oz.
All-in Costs:	$1,064/Au oz.
Total Operating Costs:	$646/Au oz.

(1) Tax calculation includes use of a GRMC $39 million tax loss carryforward.

The IA uses a base case gold price of $1,650/oz, which is the 24-month trailing average gold price as required by the new SEC regulations. The base case shows robust economics with an after-tax undiscounted net cash flow of $72 million, an IRR of 139%, and a Payback Period of 1.3 years. At recent gold prices of around $1,900/oz, the sensitivity analysis shows an undiscounted after-tax cash flow of $95 million, an IRR of 180%, and a Payback Period of 1.2 years.

Mineral Resource Estimate

Pit-constrained Mineral Resource Estimate for the Little Squaw Creek Placer Deposit:

Classification	Resource Volume (1000s bcy)	Raw(1) Gold Grade (troy oz./bcy)	Raw(1) Gold (troy oz)	Fine(2) Gold (troy oz)
Measured	2,609	0.0302	79,000	69,000
Indicated	2,188	0.0265	58,000	51,000
Measured & Indicated	4,797	0.0285	138,000	120,000
Inferred	771	0.0245	19,000	17,000

(1) Raw Gold - Gold as recovered from the placer deposit, historically 84% gold and 16% other metals like silver and copper (referred to as 840 fine).

(2) Fine Gold - Gold that is 99.99% pure (referred to as 9999 fine).

The Chandalar Mine resource database includes the results from 395 drill holes, totaling 35,930 feet from three previous drilling campaigns (2007: 104 holes totaling 15,400 feet; 2013: 61 holes totaling 6,300 feet; and, 2017: 230 holes totaling 14,300 feet). The Mineral Resource estimate is based on a gold cutoff grade of 0.002 raw troy ounces (840 fineness) per bank cubic yard (bcy) at an assumed gold price of 1,600 $/tr oz, assumed mining cost of $4.50/bcy, assumed processing and administrative cost of $7.25/bcy, an assumed metallurgical recovery of 84%, and pit slopes of 45 degrees.

To determine the accuracy of the block model used for the resource estimation, GRE completed various studies, including a production reconciliation to the block model. The reconciliation compared the reported raw ounces produced from 2009 through 2018 with the estimated raw ounces using the consolidated mined-out surface for the same time period as summarized in the table below:

Year	Block Model Estimate (at assumed cutoff grade of 0.002 opy)	Approximate Actual Production	Actual Oz of Raw Gold Variance Greater/(Less) Than Estimate	% Actual Oz of Raw Gold Greater/(Less) Than Estimate
2009 to 2015	7,300	8,150	850	12%
2016	13,700	10,200	-3,500	-26%
2017	10,700	14,680	3,980	37%
2018	16,000	20,360	4,360	27%
Total	47,700	53,390	5,690	12%

The block model estimated 47,700 raw ounces (at an assumed cutoff grade of 0.002 ounces per yard [opy]) compared to actual production of 53,900 raw ounces, which was 12% greater than the estimate. If actual future production continues to be greater than the block model estimate as it has in the past, this would further strengthen the project’s already highly profitable projected economics.

Capital and Operating Cost

Estimated capital costs total $25.6 million, including initial capital of $15.1 million. Capital costs for the project include mining production and support equipment leases that assume 25% down payment of the purchase price and a lease term varying from 20 to 26 quarters, depending on the piece of equipment and when it is needed on the project at 5% interest. They also include a heavy equipment shop and fuel station, process equipment, camp, and site development.

The estimated operating costs total $95.2 million over 7 years, with a cash operating cost of $646/fine Au oz and an all-in sustaining cost of $799/fine Au oz. Operating cash costs are based on a surface mine plan, haul cycle analysis, drill and blast cost analysis, with delivery to the remote mining site by either air (landing strip already available at the mine site) or by a winter ice road. Remote labor rates and burdens were used that are consistent with other remote mining operations in the arctic region of Alaska. Power costs for the camp and wash plants is based on generated power using diesel fuel.

Preliminary Economic Assessment

GRE has also prepared a Preliminary Economic Assessment (PEA) according to Canadian 43-101 standards, which is similar to the U.S. IA, but the PEA will not be released unless Goldrich lists on a Canadian stock exchange.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.Description

96.1Initial Assessment Chandalar Mine

99.1News Release, June 11, 2021

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: June 17, 2021	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer